Exhibit 99.1

Benessere Capital Acquisition Corp. Announces Liquidation

NEW YORK, October 21, 2022 (GLOBE NEWSWIRE) – Benessere Capital Acquisition Corp. (“Benessere” or the “Company”) (Nasdaq: BENE) announced today that, in view of the recent termination of the Company’s proposed business combination with eCombustible Energy LLC, ongoing regulatory investigations, and the Company’s sponsor not making additional monthly contributions to the Company’s trust account in connection with the additional extension period approved by the Company’s stockholders on July 7, 2022, the Company’s board of directors has determined to dissolve and liquidate in accordance with its charter and will redeem all of its outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.45.

In order to provide for the disbursement of funds from the Company’s trust account, the Company has instructed Continental Stock Transfer & Trust Company, the trustee of the trust account and the Company’s transfer agent, to take all necessary actions to immediately liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders of Public Shares may redeem their shares for their pro rata portion of the proceeds of the trust account, including interest (net of amounts withdrawn by the Company to pay its taxes and less up to $100,000 of such net interest to pay dissolution expenses) by delivering their Public Shares to Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares will be effected within ten (10) business days after October 17, 2022.

The Company’s initial stockholders have waived their redemption rights with respect to the outstanding shares of common stock issued prior to the Company’s initial public offering or in a private placement in connection with the closing of the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants and rights, which will expire worthless.

About Benessere

Benessere is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Benessere’s strategy is to identify and complete business combinations with technology-focused middle market and emerging growth companies in North, Central and South America. For more information, please visit www.benespac.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering and the Company’s periodic reports and current reports filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Media Contact

Benessere Capital Acquisition Corp.

info@beneinvest.com